EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q of Dex Media West LLC for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1) The Report complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dex Media West LLC as of the dates and for the periods expressed in the Report.

Date: May 15, 2006

/s/ Peter J. McDonald	/s/ Steven M. Blondy

Peter J. McDonald	Steven M. Blondy
President and Chief Operating Officer	Executive Vice President and Chief Financial Officer
May 15, 2006	May 15, 2006
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.